SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               September 20, 1995


                            PENNSYLVANIA ELECTRIC COMPANY
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-3522               25-0718085

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          2800 Pottsville Pike, Reading, Muhlenberg Township, Berks County,
                                                              PA 19640-0001
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone  number, including  area code:  (814) 533-
          8111





          ITEM 5.   OTHER EVENTS

               (a)  Three Mile Island Unit 2

                    As  previously  reported, on  September  20,  1995, the

          Pennsylvania Supreme  Court reversed  a lower court  decision and restored  a March 1993  order of the  Pennsylvania Public Utility

          Commission ("PaPUC")  permitting the Company's  affiliate, Metro-

          politan  Edison Company  ("Met-Ed"), to  recover  estimated Three

          Mile  Island   Unit  2   ("TMI-2")  decommissioning   costs  from

          customers.    TMI-2  is jointly  owned  by  the  Company and  its

          affiliates as follows:  Met-Ed, 50%; the Company, 25%; and Jersey

          Central Power & Light Company ("JCP&L"), 25%.

                    Following the lower court's  decision in July 1994, GPU

          had written  off,  after  tax, $104.9  million  (Met-Ed  -  $72.8 million and Penelec - $32.1  million), or $0.91 per share in  the

          second quarter of 1994.   The Supreme Court decision  effectively

          reverses this write off, and GPU therefore will report the entire

          $104.9 million as income in the third quarter of 1995.

                    This amount  includes  $2.7 million  of  certain  TMI-2

          monitored storage costs which the Company had expected to collect

          from  Pennsylvania  customers.    Because,   notwithstanding  the

          Supreme  Court decision,  the  Company does  not now  believe the collection of these costs to be probable, the Company is charging to income $2.7 million in the third quarter of 1995.
















                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        PENNSYLVANIA ELECTRIC COMPANY


                                        By:______________________________
                                             T. G. Howson, Vice President
                                             and Treasurer


          Date:  October 4, 1995